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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                      DECEMBER 3, 2002 (NOVEMBER 29, 2002)
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                Date of Report (Date of earliest event reported)


                          CABLETEL COMMUNICATIONS CORP.
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             (Exact name of Registrant as specified in its charter)


                                 ONTARIO, CANADA
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                 (Jurisdiction of incorporation or organization)


          1-13332                                               8647 8525
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  (Commission File Number)                                  (Canadian Federal
                                                           Tax Account Number)


                230 TRAVAIL RD., MARKHAM, ONTARIO, CANADA L3S 3J1
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                    (Address of principal executive offices)


                                 (905) 475-1030
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              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS

         On November 29, 2002 Cabletel Communications Corp. announced that it had entered into an amendment to its credit agreement with its senior bank lender to remedy certain previously announced technical violations of the debt service ratio covenant contained in its senior credit facility.

         As the company had previously announced, in May, 2002 the Company entered into a new revolving credit facility with its main bank lender. The new CDN $15 million facility, which replaced Cabletel's previous working capital line, has a three-year term and provides for up to a $3 million increase over the maximum availability under Cabletel's prior facility. The new facility contains certain customary covenants, including, among others, certain debt servicing ratios. Also as previously announced, the Company estimated that as of September 30, 2002, as a result of a minor variation from the required debt service ratio, the Company had a technical violation of an applicable covenant. The amendment entered into by the Company resolved those violations with respect to the quarter ended September 30th, 2002.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         99.1     Press release dated November 29, 2002.
         99.2     Amendment #1 to Credit Agreement Dated May 13, 2002.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             CABLETEL COMMUNICATIONS CORP.
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                                                     (Registrant)



Date: December 3, 2002                 By:         /s/ Ron Eilath
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                                                        Ron Eilath
                                               Executive Vice President and
                                                  Chief Financial Officer